Registration No. 33 83630

             SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON D.C. 20549

               POST-EFFECTIVE AMENDMENT NO. 1
                             TO
                          FORM S-8
                   REGISTRATION STATEMENT
                            UNDER
                 THE SECURITIES ACT OF 1933


                      Gryphon Holdings Inc.
  (Exact name of issuer as specified in its charter)


Delaware                                13-3287060
(State or other jurisdiction of      (I.R.S. Employer
incorporation or organization) Identification Number)




30 Wall Street
New York, New York                           10005
(Address of principal executive offices)(zip code)

               Gryphon Holdings Inc.
              1993 Stock Option Plan
               Gryphon Holdings Inc.
               Restricted Stock Plan
                 (Full title of the plans)



                 Robert M. Coffee
         Senior Vice President & General
          Counsel Gryphon Holdings Inc.
                 30 Wall Street
               New York, NY 10005
                 (212) 825-1200
(Name, address, including zip code, and telephone number, including area code, of agent for service)


              CALCULATION OF REGISTRATION FEE


                       Proposed   Proposed
Title of               maximum    maximum
securities  Amount     offering   aggregate  Amount of
to be       to be      price      offering   registration
registered  registered per share  price      fee
__________________________________________________________

Common
Stock,    500,000(1) $14.625(2) $7,312,500(2) $2,521.56(3)
$.01 par value
per share
          250,000(4) $15.625(2) $3,906,250(2) $1,346.98(5)
          _______     ______     _________    _________

Totals    750,000              $11,218,750    $3,868.54



_____________________________

(1)The original Registration Statement included 400,000 shares authorized to be issued under the Gryphon
   Holdings Inc. 1993 Stock Option Plan and the 100,000 shares authorized to be issued under the Gryphon
   Holdings Inc. 1993 Restricted Stock Plan.

(2)Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rule
   457(h) under the Securities Act of 1933, as amended
   (the "Securities Act").

(3)Paid with the original Registration Statement.

(4)Post-Effective Amendment No. 1 includes an additional
   250,000 shares under the Gryphon Holdings Inc. 1993
   Stock Option Plan.

(5)  Paid with Post-Effective Amendment No. 1.

                         PART I

               INFORMATION NOT REQUIRED IN THE
                   REGISTRATION STATEMENT

                         PART II
                 INFORMATION REQUIRED IN THE
                   REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          Incorporated by reference into the registration statement are the following: (a) the Company's latest annual report filed pursuant to Section 13 and 15(d) of the Securities Exchange Act of 1934, (the "Act") or the latest prospectus filed pursuant to Rule 424(b) or (c) under the Securities Act of 1993, which contains, either directly or by incorporation by reference, certified financial statements for the Company's latest fiscal year for which such statements have been filed; (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Act since the end of the fiscal year covered by the annual reports or the prospectus referred to in (a) above; (c) the description of the Company's Common Stock, par value
$.01 per share (the "Common Stock"), which is contained in a registration statement filed under Section 16 of the Act including any amendment or report filed for the purpose of updating such description; or (d) the latest annual report filed by any of the plans pursuant to Section 13(a) or 15(d) of the Act. In addition, all documents filed subsequently by the Company pursuant to Sections 13, 14 and 15(d) of the Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into the registration statement and to be a part thereof from the date of filing such documents.

Item 4.   DESCRIPTION OF SECURITIES

          Inapplicable

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

        Robert M. Coffee, Senior Vice President and
General Counsel of the Company, has been granted options to purchase 20,000 shares of Common Stock under the 1993
Stock Option Plan.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the Delaware General Corporation
Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation.
Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

        In accordance with Section 145 of the DGCL, Article Eleven of the Company's Restated Certificate of
Incorporation (the "Restated Certificate") and Article
VIII, Section 8 of the Company's By-Laws (the "By-Laws") provide that the Company shall indemnify each person who is or was a director, officer or employee of the Company
(including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust, or other enterprise, to the fullest extent permitted under subsections 145(a), (b), and (c) of the DGCL or any successor statute. The indemnification provided by the Restated Certificate and the By-Laws shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her individual capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and/or administrators of such a person. Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company. Article Eleven of the Restated Certificate provides that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Inapplicable

Item 8.   EXHIBITS

Exhibit No.
3.1       The Company's Restated Certificate of
          Incorporation incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (Commission File No. 33-69336) (the
          "Registration Statement") filed with the
          Commission on September 23, 1993.

3.2 The Company's By-Laws, as amended, incorporated herein by reference to Exhibit 3.2 to the Company's 1995 Form 10-K.

4.1 Specimen Common Stock certificate of the Company incorporated herein by reference to Exhibit 4.1 to Amendment No. 3 to the Registration Statement filed with the Commission on December 14, 1993.

5.1       Opinion of Robert M. Coffee, Senior Vice
President & General Counsel of the Company,
          as to the legality of the shares being
registered.

23.1      Consent of KPMG Peat Marwick LLP.

23.2      Consent of Ernst & Young LLP.

23.3      Consent of Robert M. Coffee (contained in
Exhibit 5.1).

Item 9.        UNDERTAKINGS

     (a)  The Company hereby undertakes:

       (1)To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:
          (i)  to include any prospectus required by
               Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
               Statement;

          (iii)     to include any material information
               with respect to the plan of distribution not previously disclosed in the
               Registration Statement or any material
               change to such information in the
               Registration Statement;
provided, however, that paragraphs (a)1(i) and (a)1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                        SIGNATURES

          Pursuant to the requirements of the Securities
Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New
York, State of New York, on the 18th day of February,
1998.

                              GRYPHON HOLDINGS INC.


                              By: /s/ Stephen A. Crane
                                    Stephen A. Crane
                                    President & Chief
                                    Executive Officer

                     POWER OF ATTORNEY

     Each of the undersigned officers and directors of Gryphon Holdings Inc. hereby severally constitutes and appoints Stephen A. Crane and Robert P. Cuthbert, and each of them, as attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any further amendments to this Registration Statement
(including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange
Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or either of them, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities
Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature                Capacity               Date

/s/ Stephen A. Crane President and Director
                     (Principal          February 18, 1998
Stephen A. Crane     Executive Officer)

/s/ Robert P. Cuthbert Chief Financial Officer
                     and Chief           February 18, 1998
Robert P. Cuthbert   Accounting Officer
               (Principal Financial Officer)

/s/ Robert M. Baylis Director            February 18, 1998
Robert M. Baylis

/s/ Hadley C. Ford   Chairman of the     February 18, 1998
Board and Director
Hadley C. Ford

/s/ Franklin L. Damon Director           February 18, 1998
Franklin L. Damon

/s/ Robert R. Douglass Director          February 18, 1998
Robert R. Douglass

/s/ David H. Elliott Director            February 18, 1998
David H. Elliott

/s/ Richard W. Hanselman Director        February 18, 1998
Richard W. Hanselman

/s/ Joseph M. Rodgers   Director         February 18, 1998
Joseph M. Rodgers

/s/ George L. Yeager  Director           February 18, 1998
George L. Yeager

                     INDEX TO EXHIBITS

Exhibit No.                                            Page

5.1       Opinion of Robert M. Coffee,
          Senior Vice President &
          General Counsel of the Company,
          as to the legality of the
          shares being registered.

23.1      Consent of KPMG Peat Marwick LLP.

23.2      Consent of Ernst & Young LLP.

23.3      Consent of Robert M. Coffee
          (contained in Exhibit 5.1).